Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Aircastle Advisor LLC	The IGB Group
Frank Constantinople, SVP Investor Relations	Leon Berman
Tel: +1-203-504-1063	Tel: +1-212-377-8483
fconstantinople@aircastle.com	lberman@igbir.com

Aircastle Announces Third Quarter 2015 Results

Quarterly Dividend Increased to $0.24 per Common Share

Key Third Quarter Developments

•	Lease rental and finance lease revenue was $189.9 million, up 5.3%

•	Net loss was $(14.0) million, or $(0.17) per diluted share

•	Excluding the $66.0 million earnings impact from Malaysian Airline System bankruptcy and older freighter exits, net income was $52.0 million, or $0.64 per share

•	Accelerated planned exit from freighters by agreeing or completing sale of four aircraft and declaring six remaining older units to be on last leases after which we expect to scrap them

•	Cash ROE was 14.5%, net cash interest margin was 9.2% and fleet utilization was 99.9%

•	Acquired seven aircraft for $233 million; year to date purchased 32 aircraft for $1.0 billion

•	Sold eight aircraft for a net gain of $15.7 million; year to date sold 20 aircraft for a total net pre-tax contribution of $38.3 million

•	Declared $0.24 dividend per common share; our 38th consecutive quarterly dividend

Stamford, CT. November 3, 2015 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported a third quarter 2015 net loss of $(14.0) million, or $(0.17) per diluted common share, and an adjusted net loss of $(9.7) million, or $(0.12) per diluted common share. The third quarter results included total revenues of $212.1 million, an increase of 19.4%, versus $177.6 million in the third quarter of 2014.

Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated “During the third quarter we took decisive measures to address the challenge presented by the Malaysian bankruptcy and to accelerate our planned exit from freighter investments. Notwithstanding the resulting impairments, our operating performance was excellent as evidenced by the 14.5% cash ROE and 99.9% utilization results.”

Note: Non-GAAP items reconciled in the Appendix.

Mr. Wainshal added, “Increased asset sales have been a key driver for our results as we’ve seized on robust investor demand for aircraft both to enhance our financial performance and to improve our portfolio quality considerably.”

Mr. Wainshal concluded, “We continue to demonstrate the value of the Aircastle franchise and our distinct competitive positioning by originating an attractive flow of investments we believe will have an accretive long-term earnings profile. This capability, together with the improving quality of our assets and strong operating cash flows, gave us confidence to increase our dividend once again.”

Financial Results

(in thousands, except share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total Revenues	$212,074	$177,596	$610,935	$580,345
Lease Rental and Finance Lease Revenues	$189,906	$180,349	$555,375	$545,799
Adjusted EBITDA	$216,311	$177,408	$621,133	$559,083
Net income (loss)	$(13,989)	$19,151	$71,088	$28,064
Per common share - Diluted	$(0.17)	$0.24	$0.88	$0.35
Adjusted net income (loss)	$(9,679)	$26,545	$88,007	$87,497
Per common share - Diluted	$(0.12)	$0.33	$1.08	$1.08

Third Quarter Results

Total revenues were $212.1 million, an increase of $34.5 million, or 19.4%, from the previous year. The increase was driven by higher maintenance revenues of $19.9 million and higher lease rental and finance lease revenues of $9.6 million.

Lease rental and finance lease revenues during the third quarter were $189.9 million versus $180.3 million the prior year. The 5.3% increase reflects net year over year growth in the fleet and the impact from aircraft acquisitions, dispositions and lease extensions.

Adjusted EBITDA for the third quarter was $216.3 million, up 21.9%, or $38.9 million, versus the prior year’s quarter and primarily reflects higher lease rental, finance lease and maintenance revenues of $29.5 million, and higher gains from aircraft sales of $4.3 million.

The net loss for the third quarter was $(14.0) million versus net income of $19.2 million the previous year. Higher total revenues of $34.5 million were offset by higher non-cash impairment charges of $58.0 million and higher depreciation charges of $9.8 million associated with net fleet growth and accelerated depreciation on three MD-11 freighters, two of which were sold during the third quarter.

The adjusted net loss for the quarter was $(9.7) million versus adjusted net income $26.5 million the prior year. Higher revenues of $34.5 million and higher gains from aircraft sales of $4.3 million were offset by higher non-cash aircraft impairment charges of $58.0 million year over year.

Aviation Assets

During the third quarter of 2015, we acquired seven aircraft for $233 million. We closed or committed to acquire five additional aircraft during the balance of 2015 for approximately $165 million. Year-to-date, we acquired or committed to acquire a total of 37 aircraft that will close in 2015, for approximately $1.2 billion. The 32 aircraft acquired during the first nine months of 2015 had a weighted average age of less than four years, an average lease term of more than nine years, and all but one were narrow-body aircraft.

During the third quarter of 2015, we completed the sale of eight aircraft, including two MD-11 freighter aircraft, one A330 and five mid-aged narrow-body aircraft. The total pre-tax impact from our third quarter sales activity was $15.7 million and gross proceeds were $111 million.

During the first three quarters of 2015, we sold twenty aircraft that generated a total pre-tax impact of $38.3 million and gross proceeds of $341 million. The weighted-average age of the aircraft sold was approximately 15 years.

During October, we completed several additional sales, including one 747-400 converted freighter, one older A330 and our last 767. These sales have been profitable, in aggregate. In addition, we concluded an agreement to sell our last remaining MD-11 freighter in January 2016 for an amount approximately equal to break-even.

2015 Aircraft Sales through September 30

($ in millions)

Aircraft Type	Weighted Average Age (years)	Number of Aircraft	Maintenance Revenue	Gain (Loss) on Sale of Flight Equipment	Impairments	Pre-Tax Impact
Narrow-bodies	14.4	14	$7.0	$30.6	$(5.3)	$32.3
Wide-bodies	15.8	4	—	12.8	—	12.8
Freighters	17.7	2	11.4	(0.4)	(17.9)	(6.8)

Total	14.9	20	$18.4	$43.0	$(23.2)	$38.3

As of September 30, 2015, Aircastle owned 160 aircraft having a net book value of $6.0 billion. We also manage five aircraft with a net book value of nearly $500 million dollars on behalf of our joint venture with Ontario Teachers’ Pension Plan.

	Owned Aircraft as of September 30, 2015	Owned Aircraft as of September 30, 2014
Total Flight Equipment Held for Lease ($ mils.)	$6,007	$5,304
Unencumbered Flight Equipment Held for Lease ($ mils.)	$3,722	$2,924
Number of Aircraft	160	140
Number of Unencumbered Aircraft	109	85
Passenger Aircraft (% of NBV)	88%	84%
Weighted Average Fleet Age (years)(2)	7.7	8.6
Weighted Average Remaining Lease Term (years)(3)	5.9	5.0
Weighted Average Fleet Utilization for the quarter ended(4)	99.9%	100.0%
Portfolio Yield for the quarter ended(5)	12.7%	13.2%
Net Cash Interest Margin(6)	9.2%	9.9%

(1)	Calculated using net book value of flight equipment held for lease and net investment in finance leases at period end.
(2)	Weighted average age by net book value.
(3)	Weighted average remaining lease term by net book value.
(4)	Aircraft on-lease days as a percent of total days in period weighted by net book value.
(5)	Lease rental revenue for the period as a percent of the average net book value of flight equipment held for lease for the period; quarterly information is annualized.
(6)	Net Cash Interest Margin = Lease rental yield minus interest on borrowings, net of settlements on interest rate derivatives, and other liabilities / average NBV of flight equipment for the period calculated on a quarterly basis, annualized.

Annual Fleet Review & Impairments

During the third quarter of 2015, in connection with our annual fleet review, we determined each of our six remaining Boeing 747-400 converted freighter aircraft are now on last leases. We reduced our residual value assumptions for these aircraft and expect to scrap them following lease expiry. This resulted in an impairment of $34.6 million and $1.9 million of additional depreciation during Q3, partly offset by $6.0 million of maintenance and other revenues. This determination reflects the persisting glut of supply in the air cargo market. In addition, our older freighters were affected specifically by the imposition of age limits in certain countries and by lower utilization levels.

In September 2015, Malaysian Airline System (“MAS”) informed us that they were rejecting the lease on our Boeing 777-200ER aircraft as part of their restructuring. Under the terms of our lease with MAS, we were due to receive $18 million in rent payments and another estimated $25 million in lease end return compensation. We repossessed the aircraft in early October 2015 and are currently evaluating our deployment alternatives. This aircraft, which was manufactured in 1998, is the only one of its type in our fleet and is the only aircraft we had on lease to MAS.

We reduced the carrying value of this 777-200ER aircraft to an amount equal to our best estimate of scrap value. While we haven’t made a decision to dispose of the aircraft, this write-down was driven by weak overall demand for older wide-body aircraft, an increase in the supply of competing aircraft and the difficulty of recovering high redeployment costs given the proliferation of aircraft age limits across the world. This write-down resulted in an impairment of $37.8 million, partly offset by a $1.2 million letter of credit we drew following the lease rejection. We will pursue remedies to recover amounts due to us.

Breakdown of Third Quarter Results

($ in millions except per share amounts)	Q3:15 Results	747 Freighters	MAS Bankruptcy		Adjusted Q3:15 Results
Revenues
Lease Rentals	$188.0	$0.2	$		$187.9
Maintenance / Other Revenues	24.0	5.9		1.2	17.0

Total Revenues	212.1	6.0		1.2	204.8
Operating Expenses
Depreciation	85.3	1.9			83.4
Aircraft Impairment Charges	78.4	34.6		37.8	6.1
All Other Expenses	76.9				76.9

Total Operating Expenses	240.7	36.5		37.8	166.4
Other Income (Expense)
Gain on Sale of Flight Equipment	15.7				15.7
All Other Income (Expense)	0.1				0.1

Total Other Income (Expense)	15.8				15.8
Pre-Tax Income	(12.8)	(30.4)		(36.6)	54.2
Income Taxes	(2.7)	1.0			(3.7)
Joint Venture Income	1.6				1.6

Net Income (Loss)	$(14.0)	$(29.4)		$(36.6)	$52.0

Per Share	$(0.17)	$(0.36)		$(0.45)	$0.64

ANI Per Share	$(0.12)	$(0.36)		$(0.45)	$0.69

Common Dividend

On October 30, 2015, Aircastle’s Board of Directors declared a fourth quarter 2015 cash dividend on its common shares of $0.24 per share, payable on December 15, 2015 to shareholders of record on November 30, 2015. This is our 38th consecutive dividend and represents a 9% increase over the previous quarter’s cash dividend. Since 2010, Aircastle has increased the dividend six times.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Tuesday, November 3, 2015 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (888) 417-8533 (from within the U.S. and Canada) or (719) 325-2354 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode “9463401”.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Thursday, December 3, 2015 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “9463401”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of September 30, 2015, Aircastle’s aircraft portfolio consisted of 160 aircraft on lease with 51 customers located in 32 countries.

Safe Harbor

All statements included or incorporated by reference in this Press Release (this “Release”), other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this Release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle’s filings with the SEC and previously disclosed under “Risk Factors” in Item 1 A of Aircastle’s 2014 Annual Report on Form 10-K and our Form 10-Q filed for the quarter ended June 30, 2015, and elsewhere in this Release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$149,041	$169,656
Accounts receivable	3,046	3,334
Restricted cash and cash equivalents	84,258	98,884
Restricted liquidity facility collateral	65,000	65,000
Flight equipment held for lease, net of accumulated depreciation of $1,403,443 and $1,294,063, respectively	5,885,807	5,579,718
Net investment in finance leases	120,882	106,651
Unconsolidated equity method investment	49,131	46,453
Other assets	131,231	105,450

Total assets	$6,488,396	$6,175,146

LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES
Borrowings from secured financings, net of debt issuance costs	$1,277,361	$1,373,131
Borrowings from unsecured financings, net of debt issuance costs	2,717,859	2,371,456
Accounts payable, accrued expenses and other liabilities	154,209	140,863
Lease rentals received in advance	60,447	53,216
Liquidity facility	65,000	65,000
Security deposits	114,594	117,689
Maintenance payments	338,515	333,456

Total liabilities	4,727,985	4,454,811

Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 81,181,495 shares issued and outstanding at September 30, 2015; and 80,983,249 shares issued and outstanding at December 31, 2014	812	810
Additional paid-in capital	1,567,692	1,565,180
Retained earnings	210,310	192,805
Accumulated other comprehensive loss	(18,403)	(38,460)

Total shareholders’ equity	1,760,411	1,720,335

Total liabilities and shareholders’ equity	$6,488,396	$6,175,146

Aircastle Limited and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Lease rental revenue	$188,038	$178,886	$550,023	$536,452
Finance lease revenue	1,868	1,463	5,352	9,347
Amortization of lease premiums, discounts and lease incentives	(2,113)	(1,075)	(10,288)	(7,252)
Maintenance revenue	15,726	(4,189)	55,148	35,035

Total lease revenue	203,519	175,085	600,235	573,582
Other revenue	8,555	2,511	10,700	6,763

Total revenues	212,074	177,596	610,935	580,345

Operating expenses:
Depreciation	85,324	75,519	237,538	225,230
Interest, net	60,381	56,794	184,063	181,551
Selling, general and administrative (including non-cash share based payment expense of $1,424 and $949 for the three months ended and $3,981 and $3,167 for the nine months ended September 30, 2015 and 2014, respectively)	14,032	13,817	42,663	41,818
Impairment of Aircraft	78,403	20,436	102,358	67,005
Maintenance and other costs	2,520	713	9,126	5,222

Total expenses	240,660	167,279	575,748	520,826

Other income (expense):
Gain on sale of flight equipment	15,679	11,390	43,034	13,384
Loss on extinguishment of debt	—	—	—	(36,570)
Other	70	1	341	758

Total other income (expense)	15,749	11,391	43,375	(22,428)

Income (loss) from continuing operations before income taxes	(12,837)	21,708	78,562	37,091
Income tax provision	2,709	3,484	12,037	10,925
Earnings of unconsolidated equity method investment, net of tax	1,557	927	4,563	1,898

Net income (loss)	$(13,989)	$19,151	$71,088	$28,064

Earnings (loss) per common share — Basic:
Net income (loss) per share	$(0.17)	$0.24	$0.88	$0.35

Earnings (loss) per common share — Diluted:
Net income (loss) per share	$(0.17)	$0.24	$0.88	$0.35

Dividends declared per share	$0.22	$0.20	$0.66	$0.60

Aircastle Limited and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$71,088	$28,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	237,538	225,230
Amortization of deferred financing costs	11,211	10,493
Amortization of net lease discounts and lease incentives	10,288	7,252
Deferred income taxes	(1,455)	(2,623)
Non-cash share based payment expense	3,981	3,167
Cash flow hedges reclassified into earnings	19,349	26,730
Security deposits and maintenance payments included in earnings	(20,645)	(38,257)
Gain on sale of flight equipment	(43,034)	(13,384)
Loss on extinguishment of debt	—	36,570
Impairment of aircraft	102,358	67,005
Other	269	(2,278)
Changes in certain assets and liabilities:
Accounts receivable	253	(1,603)
Other assets	(4,382)	(1,691)
Accounts payable, accrued expenses and other liabilities	14,085	17,138
Lease rentals received in advance	7,566	4,162

Net cash provided by operating activities	408,470	365,975

Cash flows from investing activities:
Acquisition and improvement of flight equipment and lease incentives	(1,034,578)	(939,651)
Proceeds from sale of flight equipment	343,020	563,882
Restricted cash and cash equivalents related to sale of flight equipment	—	(24,606)
Aircraft purchase deposits and progress payments	(4,421)	1,315
Net investment in finance leases	(24,000)	(14,258)
Collections on finance leases	6,768	8,096
Unconsolidated equity method investment and associated costs	—	(8,592)
Distributions from unconsolidated equity method investment in excess of earnings	—	997
Other	(260)	(466)

Net cash used in investing activities	(713,471)	(413,283)

Cash flows from financing activities:
Issuance of shares net of repurchases	(1,960)	(2,092)
Proceeds from secured and unsecured debt financings	800,000	803,200
Repayments of secured and unsecured debt financings	(548,359)	(895,459)
Debt extinguishment costs	—	(32,835)
Deferred financing costs	(12,185)	(15,843)
Restricted liquidity facility collateral	—	42,000
Liquidity facility	—	(42,000)
Restricted cash and cash equivalents related to financing activities	14,626	32,987
Security deposits and maintenance payments received	114,644	131,136
Security deposits and maintenance payments returned	(28,797)	(72,030)
Payments for terminated cash flow hedges	—	(33,427)
Dividends paid	(53,583)	(48,604)

Net cash provided by (used in) financing activities	284,386	(132,967)

Net increase (decrease) in cash and cash equivalents	(20,615)	(180,275)
Cash and cash equivalents at beginning of period	169,656	654,613

Cash and cash equivalents at end of period	$149,041	$474,338

Aircastle Limited and Subsidiaries

Selected Financial Guidance Elements for the Fourth Quarter of 2015

($ in millions, except for percentages)

(Unaudited)

Guidance Item	Q4:15(1)
Lease rental revenue	$178 - $182
Finance lease revenue	$1 - $2
Maintenance revenue	$6 - $8
Amortization of net lease discounts and lease incentives	$(5) - $(6)
SG&A	$14 - $15
Depreciation	$79 - $81
Interest, net (2)	$59 - $60
Gain on sale	$5 - $10
Full year effective tax rate	13% - 14%

(1)	Excludes the impact of lease end part outs.
(2)	Includes non-cash hedge loss amortization charges related to the payoff of Securitization No.1 of $2.7 million.

Aircastle Limited and Subsidiaries

Supplemental Financial Information

(Amount in thousands, except per share amounts)

(Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
Revenues	$212,074	$177,596	$610,935	$580,345
EBITDA	$136,538	$156,023	$515,014	$453,022
Adjusted EBITDA	$216,311	$177,408	$621,133	$559,083
Adjusted net income (loss)	$(9,679)	$26,545	$88,007	$87,497
Adjusted net income (loss) allocable to common shares	$(9,679)	$26,348	$87,352	$86,868
Per common share - Basic	$(0.12)	$0.33	$1.08	$1.08
Per common share - Diluted	$(0.12)	$0.33	$1.08	$1.08
Basic common shares outstanding	80,566	80,390	80,566	80,389
Diluted common shares outstanding	80,566	80,390	80,566	80,389

Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in thousands)
Net income (loss)	$(13,989)	$19,151	$71,088	$28,064
Depreciation	85,324	75,519	237,538	225,230
Amortization of net lease discounts and lease incentives	2,113	1,075	10,288	7,252
Interest, net	60,381	56,794	184,063	181,551
Income tax provision	2,709	3,484	12,037	10,925

EBITDA	136,538	156,023	515,014	453,022
Adjustments:
Impairment of aircraft	78,403	20,436	102,358	67,005
Loss on extinguishment of debt	—	—	—	36,570
Non-cash share based payment expense	1,424	949	3,981	3,167
Gain on mark to market of interest rate derivative contracts	(54)	—	(220)	(681)

Adjusted EBITDA	$216,311	$177,408	$621,133	$559,083

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-US GAAP measure is helpful in identifying trends in our performance.

This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.

EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the board of directors to review the consolidated financial performance of our business.

We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Adjusted Net Income Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in thousands)
Net income (loss)	$(13,989)	$19,151	$71,088	$28,064
Loss on extinguishment of debt(2)	—	—	—	36,570
Ineffective portion and termination of hedges(1)	215	(21)	509	41
Gain on mark to market of interest rate derivative contracts(2)	(54)	—	(220)	(681)
Non-cash share based payment expense(3)	1,424	949	3,981	3,167
Term Financing No. 1 hedge loss amortization charges(1)	—	3,601	4,401	11,544
Securitization No. 1 hedge loss amortization charges (1)	2,725	2,865	8,248	8,792

Adjusted net income (loss)	$(9,679)	$26,545	$88,007	$87,497

(1)	Included in Interest, net.
(2)	Included in Other income (expense).
(3)	Included in Selling, general and administrative expenses.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Cash Return on Equity Calculation

(Dollars in thousands)

(Unaudited)

	Cash Flow from Operations	Collections on Finance Leases	Gain (Loss) on Sale of Eqt.	Depreciation	Distributions from JV	Cash Earnings	Average Shareholders’ Equity	12 Month Cash ROE
2008	$333,626		$6,525	$201,759		$138,392	$1,242,635	11.1%
2009	$327,641		$1,162	$209,481		$119,322	$1,205,284	9.9%
2010	$356,530		$7,084	$220,476		$143,138	$1,300,953	11.0%
2011	$359,377		$39,092	$242,103		$156,366	$1,370,513	11.4%
2012	$427,277	$3,852	$5,747	$269,920		$166,956	$1,425,658	11.7%
2013	$424,037	$9,508	$37,220	$284,924		$185,841	$1,513,156	12.3%
2014	$458,786	$10,312	$23,146	$299,365	$667	$193,546	$1,661,228	11.7%
LTM	$501,281	$8,984	$52,796	$311,673	$(14)	$251,374	$1,735,012	14.5%

Note: LTM Average Shareholders’ Equity is the average of the most recent five quarters period end Shareholders’ Equity. Management believes that the cash return on equity metric (Cash ROE) when viewed in conjunction with the Company’s results under US GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting impacts related to non-cash revenue and expense items and interest rate derivative accounting, while recognizing the depreciating nature of our assets.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Cash Interest Margin Calculation

(Dollars in thousands)

(Unaudited)

	Average NBV of Flight Equipment	Quarterly Lease Rental Revenue	Cash Interest[1]	Annualized Net Cash Interest Margin
Q1:11	$4,041,967	$141,116	$41,278	9.9%
Q2:11	$4,143,446	$143,356	$43,217	9.7%
Q3:11	$4,222,512	$145,890	$42,066	9.8%
Q4:11	$4,374,921	$149,848	$43,041	9.8%
Q1:12	$4,388,008	$152,242	$44,969	9.8%
Q2:12	$4,516,973	$153,624	$48,798	9.3%
Q3:12	$4,602,185	$159,546	$41,373	10.3%
Q4:12	$4,605,783	$158,090	$43,461	10.0%
Q1:13	$4,619,204	$156,590	$48,591	9.4%
Q2:13	$4,711,790	$157,918	$47,869	9.3%
Q3:13	$4,717,877	$161,148	$47,682	9.6%
Q4:13	$4,972,040	$169,274	$49,080	9.7%
Q1:14	$5,168,851	$174,335	$51,685	9.5%
Q2:14	$5,582,359	$183,231	$48,172	9.7%
Q3:14	$5,412,299	$178,886	$44,820	9.9%
Q4:14	$5,373,733	$178,202	$44,459	10.0%
Q1:15	$5,637,513	$177,146	$50,235	9.0%
Q2:15	$5,850,516	$184,839	$51,413	9.1%
Q3:15	$5,926,459	$188,038	$51,428	9.2%

(1)	Excludes loan termination payments of $3.2 million and $3.0 million in the second quarter of 2011 and 2013 respectively.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended September 30, 2015		Nine Months Ended September 30, 2015
	Shares	Percent(2)	Shares	Percent(2)
Weighted-average shares(1):
Common shares outstanding – Basic	80,566	99.21%	80,566	99.26%
Unvested restricted common shares	645	0.79%	604	0.74%

Total weighted-average shares outstanding	81,212	100.00%	81,170	100.00%

Net income (loss) allocation
Net income (loss)	$(13,989)	100.00%	$71,088	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	—	—	(529)	(0.74%)

Earnings (loss) available to common shares	$(13,989)	100.00%	$70,559	99.26%

Adjusted net income (loss) allocation
Adjusted net income (loss)	$(9,679)	100.00%	$88,007	100.00%
Amounts allocated to unvested restricted shares	—	—	(655)	(0.74%)

Amounts allocated to common shares	$(9,679)	100.00%	$87,352	99.26%

(1)	For the three and nine months ended September 30, 2015 the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014
	Shares	Percent(2)	Shares	Percent(2)
Weighted-average shares(1):
Common shares outstanding – Basic	80,390	99.26%	80,389	99.28%
Unvested restricted common shares	601	0.74%	582	0.72%

Total weighted-average shares outstanding	80,991	100.00%	80,971	100.00%

Net income allocation
Net income	$19,151	100.00%	$28,064	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(142)	(0.74%)	(202)	(0.72%)

Earnings available to common shares	$19,009	99.26%	$27,862	99.28%

Adjusted net income allocation
Adjusted net income	$26,545	100.00%	$87,497	100.00%
Amounts allocated to unvested restricted shares	(197)	(0.74%)	(629)	(0.72%)

Amounts allocated to common shares	$26,348	99.26%	$86,868	99.28%

(1)	For the three and nine months ended September 30, 2014 the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.